Exhibit 10.10

RESELLER AGREEMENT

This Reseller Agreement (the “Agreement”) is entered into as of January 30, 2009 (the “Effective Date”) by and between salesforce.org, a California nonprofit public benefit corporation with its principal place of business at The Landmark @ One Market, Suite 300, San Francisco, California 94105 (“Reseller”), and salesforce.com, inc., a company incorporated in Delaware with its principal place of business at the Landmark @ One Market, Suite 300, San Francisco, California 94105 (“SFDC”) .

1.	Definitions

(a)	“AppExchange” means the online directory of on-demand applications that integrate with the Service, located at http://www.salesforce.com/appexchange/ or at any successor websites.

(b)	“Basic Support” means the customer support service to be offered by SFDC as part of the Service to Customers to facilitate a Customer’s use of the Service, as set forth in Section 8.

(c)	“Customer” means

(i)	any organization that has received a determination letter from the U.S. Internal Revenue Service verifying that it qualifies for 501(c)(3) status;

(ii)	any charitable organization located outside the United States that has received a determination in its home jurisdiction substantially equivalent to that described in subpart (i) above;

(iii)

any for-profit corporation that meets comprehensive and transparent social and/or environmental standards as agreed in writing by Reseller and SFDC from time to time, including, for example, “B Corporations” and microfinance institutions;

(iv)	non-profit or public institutions whose primary purpose is educational, including, for example, colleges and universities; and

(v)	any division or business unit of a for-profit corporation, which division or business unit would qualify under subpart (iii) above or the primary mission of which is charitable or philanthropic.

Customers do not include accounts that Reseller determines that it cannot accommodate due to the size and complexity of the potential business relationship.

(d)

“Order Form” means the ordering documents representing the initial purchase of the Service as well as any subsequent purchases agreed to between SFDC and Reseller in writing from time to time, in the form of Exhibit C hereto, that are executed hereunder and deemed incorporated herein from time to time and that specify, among other things, the number of subscriptions ordered, the subscription term and the applicable fees.

(e)

“Service” means the editions specified in Exhibit A hereto of the online, Web-based application provided by SFDC via http://www.salesforce.com and/or other designated websites, including associated offline components but excluding AppExchange applications, as described by the User Guide. The parties may agree to amend Exhibit A from time to time in accordance with Section 17(h).

(f)

“Support” means the customer support service packages offered by SFDC from time to time to facilitate a Customer’s use of the Service, and described at http://www.salesforce.com or other designated websites as provided by SFDC.

(g)	“Territory” means North America, Latin America and the Caribbean.

(h)	“User Guide” means the online user guide for the Service, accessible via http://www.salesforce.com, as updated from time to time.

(i)

“Users” means a Customer’s employees, representatives, consultants, contractors or agents who are authorized to use the Service and have been supplied user identifications and passwords by Customer (or by SFDC or Reseller at Customer’s request).

2.	Resale Rights and Obligations.

(a)	Authorization to Resell. SFDC hereby grants to Reseller the nonexclusive, nontransferable, nonsublicensable right to resell the Service to Customers in the Territory.

(b)	No Sub-Distributors. Reseller shall not authorize any other company or entity to resell the Service (for example, as a sub-distributor) without SFDC’s prior written consent.

(c)

Customer Agreements. Reseller must ensure that each Customer has entered into a written agreement with Reseller containing the end user subscription terms set forth in Exhibit B, before an order for that Customer is submitted to SFDC.

(d)

One Edition per Customer Contract. Reseller shall not permit any Customer to subscribe to more than one edition of the Service (for example, Professional Edition, Team Edition or Enterprise Edition) under a single contract or in a single “org.”

(e)

Internal Use Subscription. During the term of this Agreement, Reseller shall purchase and maintain subscriptions for the Enterprise Edition of the Service for Reseller’s own internal use in a quantity at least equal to the total number of Reseller’s SFDC-dedicated employees targeted for that year. Pricing for such internal use licenses shall be mutually agreed upon in writing in an applicable Order Form. This Agreement does not otherwise grant Reseller any internal use subscription for the Service or Support.

3.	Marketing Rights and Obligations.

(a)

Authorization to Demonstrate and Market. SFDC hereby grants to Reseller the nonexclusive, nontransferable, nonsublicensable right to demonstrate and market the Service and Basic Support to Customers in the Territory during the term of this Agreement.

(b)

Press Releases. Each party may issue a press release announcing the relationship contemplated under this Agreement, provided each such press release shall be subject to the other party’s prior written approval, not to be unreasonably withheld or delayed.

(c)	Promotion of Service. Reseller shall propose a SFDC-based solution to all of its Customers that lack an existing CRM solution.

(d)

Compliance with Laws and Ethical and Brand Representation Standards. Reseller shall comply with all applicable laws and regulations in its marketing activities hereunder and shall not engage in any deceptive, misleading, illegal or unethical marketing activities that may be detrimental to SFDC or the Service. Additionally, Reseller shall present SFDC and the Service to Customers and the public and perform its obligations hereunder in a manner that in SFDC’s judgment reflects well upon SFDC and its brands. Reseller shall comply in all respects with the U.S. Foreign Corrupt Practices Act (the “Act”) in its activities under this Agreement and shall promptly inform SFDC in writing upon becoming aware of any violations of the Act in connection with this Agreement. Without limiting the foregoing, Reseller warrants that it has not offered or paid, and will not offer or pay, any money or anything else of value, to any person for the purpose of securing any improper advantage in violation of the Act or other applicable law.

(e)

Representations to Customers. Reseller shall not make any representations, warranties or guarantees to Customer concerning the Service or Support that are inconsistent with or in addition to those made in this Agreement, in the User Guide, or in SFDC’s published marketing materials.

(f)	Trademark Usage Guidelines. Reseller shall comply at all times with SFDC’s Trademark usage guidelines as published by SFDC from time to time.

(g)

Branding Elements; Co-Branding. Reseller shall not alter any SFDC branding elements in the Service or any marketing materials. Reseller shall not co-brand the Service or Support without SFDC’s prior written consent, provided, however, Reseller may co-brand Reseller-developed customizations to the Service. All such Reseller-developed customizations shall be subject to SFDC’s approval before they are made available to customers or prospects. Reseller shall not distribute any marketing or other materials containing SFDC branding elements, other than materials produced by SFDC, without SFDC’s prior written approval of such materials.

4.

Activation of the Service. Upon receipt of an order for the Service and/or Support from a Customer, Reseller shall submit to SFDC (i) a completed Order Form, in the form attached as Exhibit C or in another form as agreed by SFDC and Reseller, signed by Reseller, (ii) a Reseller purchase order, and (iii) a copy of the related ordering document, signed by the Customer. SFDC will use commercially reasonable efforts to activate all SFDC approved orders received by 5:00 p.m. San Francisco time on an SFDC business day, by 5:00 p.m. San Francisco time on the second SFDC business day thereafter.

5.

User Subscription Duration and Renewal. User subscriptions sold by Reseller under new contracts with Customers must be for a minimum of one year. Add-on User subscriptions sold by Reseller under an existing contract with a Customer shall co-terminate with the existing User subscriptions under that contract. All Customer contracts shall provide for continuing automatic renewal of User subscriptions for a period of at least one year, except as otherwise approved in writing by SFDC in each instance. Reseller will clearly indicate on each Order Form submitted to SFDC pursuant to Section 4 above, via check box or other explicit manner, whether the order is subject to automatic renewal. SFDC will use commercially reasonable efforts to send notices of pending contract expirations to Reseller no less than 60 days in advance of the respective contract expiration dates. If a Customer wishes to cancel automatic renewal of a User subscription, Reseller shall notify so SFDC no later than 30 days before the end date of the User subscription.

6.	Fees.

(a)	No SFDC Fees to Reseller. SFDC shall not charge any fees to Reseller for subscriptions ordered and Service provided pursuant to this Agreement.

(b)

Reseller’s Fees to Customer. Reseller is free to charge Customer whatever fees it deems appropriate for the Service. Reseller’s subscription fees for the Service shall include Basic Support. Reseller shall not unbundle Basic Support from the Service or otherwise charge Customers for Basic Support.

(c)

Suggested List Price. SFDC may, in its discretion, publish a “Suggested List Price”, or similar price description, which lists the prices that it suggests are appropriate for sale of the Service and/or Support to end users. Reseller is under no obligation to charge the Suggested List Prices to a Customer.

(d)

Taxes. Reseller is responsible for paying all direct or indirect local, state, federal or foreign taxes, levies, duties or similar governmental assessments of any nature, including value-added, or use taxes associated with its orders or sales pursuant to this Agreement, excluding taxes based on SFDC’s net income or property

7.	Invoicing and Payment.

(a)

Reseller Responsible for Invoicing Customer. Reseller is solely responsible for collecting all fees due from Customers for the Service, and for Support as applicable, and shall invoice Customer directly for such fees.

(b)

Suspension of Service/Assumption of Customer Account. If a Customer’s account is 30 days or more overdue or if a Customer breaches the End User Subscription Terms in Exhibit B, in addition to any of its other rights or remedies, SFDC may suspend the Service and Support or Reseller may request that SFDC suspend the Service and Support provided to the applicable Customer, without liability assumed by SFDC, until such amounts are paid in full or the Customer has resumed full compliance with the End User Subscription Terms.

8.

Support. If Reseller is contacted by a User seeking support assistance for the Service, Reseller shall immediately refer such User to SFDC at support@salesforce.com. Reseller acknowledges that its immediate referral of Customer support cases to SFDC is critical to SFDC’s ability to timely provide Support to Users.

(a)	Basic Support. SFDC shall provide all Basic Support to Customers and their Users as set forth at http://www.salesforce.com/services-training/customer-support/basic/.

(b)

Upgraded Support Packages. Reseller may refer Customers to SFDC for SFDC’s upgraded (i.e., other than Basic Support) Support offerings. Reseller shall not offer any such upgraded SFDC Support packages to Customers without SFDC’s prior written consent.

9.	Professional Services.

(a)

General. Reseller may provide implementation, customization, consulting or other professional services relating to the Service, subject to the following. Alternatively, Reseller and its Customers may contract with SFDC for provision of professional services.

(b)

Quality. If Reseller provides implementation, customization, consulting or other professional services relating to the Service, Reseller shall provide such services in a timely and professional manner and in accordance with the highest professional standards. Reseller agrees that only Reseller’s consultants who are SFDC Authorized (as defined below) will deliver Reseller professional services relating to the Service.

Reseller will ensure that such consultants have the experience, skills and knowledge necessary to successfully perform the work.

(c)

SFDC Authorization. “SFDC Authorized” is a designation granted to individual Reseller consultants who have successfully completed an SFDC consultant training workshop and passed related tests and who meet certification maintenance requirements. The SFDC certification process currently includes: (i) completion of training workshop prerequisites, such as participation in SFDC’s online user and administrator training classes; (ii) attendance at and completion of an SFDC consultant training workshop (lasting typically 5 days); and (iii) successful completion of a certification test and case study. Certification maintenance requirements include ongoing adherence to the consulting delivery quality standards set by SFDC for engagements and successful completion of certification maintenance classes and tests. SFDC may, from time to time, modify or add certification prerequisites or requirements in its sole discretion. Any certifications granted to individual Reseller consultants are valid only during the term of this Agreement.

10.	Records

(a)

Recordkeeping. Reseller shall maintain adequate books and records in connection with its activities hereunder. Such records shall include invoicing, payment and other financial records associated with each transaction. In addition, Customer shall maintain records supporting Customer’s qualifications as a Customer. SFDC may audit the relevant books and records of Reseller to ensure compliance with the terms of this Agreement upon reasonable notice to Reseller. Any such audit shall be conducted during regular business hours at Reseller’s offices and shall not unreasonably interfere with Reseller’s business activities. Audits shall be performed no more than twice during any twelve (12) month period.

(b)	Notice of Any Claim. Reseller will notify SFDC promptly in writing of any claim or proceeding involving the Service or Support that is brought to Reseller’s attention.

11.	Term and Termination

(a)

Term. This Agreement shall begin on the Effective Date and continue for five years, after which point it shall renew automatically for additional one year terms, unless either Party gives notice within thirty (30) days of the renewal date of an intention not to renew.

(b)	Termination without Cause. Either party may terminate this Agreement without cause at any time, effective upon six months’ written notice to the other party.

(c)

Termination for Cause. Either party may terminate this Agreement and/or any Order Form hereunder (i) upon 30 days written notice of a material breach by the other party, unless the other party has cured such breach within the 30-day period, or (ii) immediately upon written notice to the other if the other party (or, in the case of an Order Form, if the Customer) ceases to conduct its business in the ordinary course or becomes the subject of a bankruptcy, insolvency or similar proceeding that is not dismissed within 30 days of filing.

(d)

Effects of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any rights or obligations accruing prior to such expiration or termination. Upon any expiration or termination (i) all of Reseller’s rights to resell and market the Service shall cease; (ii) Reseller shall immediately cease all representations that it is an SFDC Reseller, and (iii) each party shall return to the other all Confidential Information of the other party in its possession or control. Following any termination or expiration, each Order Form (including all User subscriptions, SFDC obligations to provide the Service and/or Support, and any Reseller obligations thereunder) outstanding at the time of such termination or expiration shall remain in effect for the duration of its term and shall continue to be governed by this Agreement as if it had not been terminated (“Legacy Orders”), except to the extent of any material breach by the applicable Customer of its payment obligations for the Service or the End User Subscription Terms in Exhibit B, at SFDC’s sole option it may immediately terminate such Customer or Legacy Order. Additionally, SFDC shall have the option of assuming the Customer relationship and at its option renewing any expiring Legacy Orders directly with a Customer without payment to Reseller.

(e)	Survival. The obligations of the parties set forth in Sections 1, 10, 11 and 13 - 17 shall survive any expiration or termination of this Agreement.

12.	Warranties

(a)

SFDC. SFDC warrants solely for the benefit of Reseller that the Service will materially conform to the User Guide. This warranty does not apply to any damage resulting from unauthorized use or negligence on the part of Reseller. THIS SECTION SETS FORTH SFDC’S SOLE OBLIGATION, AND RESELLER’S SOLE AND EXCLUSIVE REMEDY, FOR A BREACH OF THE WARRANTY IN THIS SECTION.

(b)

No Other Warranties. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THE SERVICE IS PROVIDED ON AN “AS IS” BASIS WITHOUT WARRANTY OF ANY KIND. SFDC EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE SERVICE, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT, AND IMPLIED WARRANTIES ARISING FROM A COURSE OF DEALING OR COURSE OF PERFORMANCE. SFDC DOES NOT WARRANT THAT THE SERVICE WILL OPERATE UNINTERRUPTED OR BE ERROR-FREE, OR THAT ALL DEFECTS WILL BE CORRECTED.

13.	Indemnification

(a)

Indemnification by SFDC. SFDC shall, at its own expense, defend Reseller and its affiliates, directors, officers and employees (“Reseller Indemnified Parties”) against any claim, demand, suit or action (a “Claim”), and shall indemnify and hold harmless the Reseller Indemnified Parties from and against any damages, costs (including but not limited to reasonable attorney fees and costs) or amounts agreed to in a monetary settlement, arising out of or in connection with such Claim, to the extent the Claim is made or brought by or on behalf of a third party alleging that the Service infringes any copyright or patent, or misappropriates any trade secret, of such third party. SFDC has no obligation under this section or otherwise to the extent any claims are based on (i) any use of the Service not contemplated hereunder or in the User Guide, (ii) any use of the Service in combination with other products not contemplated hereunder or in the User Guide, if the infringement is caused by such combination, (iii) use or modification of the Service by any person other than as permitted hereunder, or (iv) any marketing claims or other actions by Reseller not in compliance with the terms of this Agreement.

THIS SUBSECTION (A) STATES SFDC’S ENTIRE LIABILITY AND RESELLER’S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT CLAIMS AND ACTIONS.

(b)

Indemnification by Reseller. Reseller agrees to enforce the terms of its resale agreements with Customer as required by this Agreement and to notify SFDC of any known breach of such terms. Reseller shall, at its own expense, defend SFDC and its affiliates, directors, officers and employees (“SFDC Indemnified Parties”) against any Claim, and shall indemnify and hold harmless the SFDC Indemnified Parties from and against any damages, costs (including but not limited to reasonable attorney fees and costs) or amounts agreed to in a monetary settlement, arising out of or in connection with such Claim, to the extent the Claim is made or brought by or on behalf of (i) a Customer in connection with services resold by Reseller hereunder, or (ii) a third party other than a Customer and is based upon the negligence or willful misconduct of Reseller or any breach by Reseller of this Agreement.

(c)

Mutual Obligations for Indemnification. Each party’s obligations in this section are conditioned on the other party providing the following: (i) prompt notice of any claim for which indemnification is sought, (ii) sole control of the defense and settlement of such claims, and (iii) reasonable assistance and cooperation at the expense of the indemnifying party; provided, however, that the indemnifying party may not enter into any settlement imposing any liability or obligation on the indemnified party without the indemnified party’s consent.

(d)

Equitable Relief. Reseller acknowledges that any breach of its obligations with respect to the proprietary rights of SFDC may cause SFDC irreparable injury for which there are no adequate remedies at law, in which case SFDC shall be entitled to equitable relief in addition to all other remedies available to it.

14.	Limitation of Liability

(a)

Consequential and Incidental Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING ANY DAMAGES FOR LOSS OF USE, LOSS OF BUSINESS, OR LOSS OF PROFITS OR REVENUE, UNDER ANY THEORY OF LAW AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR SUCH DAMAGE.

(b)

Overall Limitation. EXCEPT FOR BREACHES OF INTELLECTUAL PROPERTY RIGHTS AND INDEMNIFICATION OBLIGATIONS, NEITHER PARTY’S TOTAL LIABILITY TO THE OTHER PARTY HEREUNDER SHALL EXCEED A SUM OF ONE MILLION DOLLARS ($1,000,000).

15.	Confidentiality

(a)

Confidential Information. “Confidential Information” means any confidential or proprietary information of a party hereto (the “Disclosing Party”) that is disclosed to the other party hereto (the “Receiving Party”), whether orally or in writing or through any media, including financial, business and technical information, ideas, trade secrets, procedures, methods, systems and concepts; provided, however, that Confidential Information shall not include information that Receiving Party can show was: (i) in the public domain or otherwise publicly available when disclosed to Receiving Party; (ii) communicated to Receiving Party by a third party without any obligation of confidentiality and without any breach of confidentiality by such third party; (iii) in Receiving Party’s possession free of any obligation of confidentiality when disclosed to Receiving Party; or (iv) independently developed by Receiving Party without use of the Confidential Information and without breach of any obligation of confidentiality.

(b)

Obligation of Confidentiality. Receiving Party acknowledges that Confidential Information may contain valuable trade secrets and other proprietary information of Disclosing Party and remains the sole and exclusive property of Disclosing Party. Receiving Party shall (i) use Confidential Information only for the purpose for which it is provided, (ii) restrict disclosure of Confidential Information to its employees who have a need to know, (iii) not disclose Confidential Information to any third party without Disclosing Party’s consent, and (iv) protect Confidential Information in the same way it protects its own Confidential Information of a similar nature, but in no event exercising less than reasonable care.

(c)

Compelled Disclosure. Notwithstanding the foregoing, Receiving Party shall not be in violation of this section if it discloses Confidential Information in response to a valid order by a court or other governmental entity, provided that Receiving Party provides Disclosing Party as prompt notice as practicable of such impending disclosure and reasonable assistance (at Disclosing Party’s expense) to permit Disclosing Party to contest the order or seek confidential treatment.

16.	Intellectual Property

(a)

Ownership. SFDC retains all right, title and interest in and to the Service, any modifications thereto and all material provided by SFDC to Reseller, Customer and Users. SFDC reserves all rights not expressly granted to Reseller by this Agreement.

(b)	Trademark Cross-License

(i)

License Grant. Either party may use the name, logo, trademarks and service marks (“Trademarks”) of the other party subject to the other party’s usage policies or prior approval, solely for purposes related to the performance of this Agreement. Notwithstanding the foregoing, each party reserves the right to require prior written approval for each advertisement, brochure, piece of marketing collateral, or other item contains any Trademark of the other party.

(ii)

Restrictions. In no event shall either party use a Trademark of the other party with any disparaging, unlawful or derogatory material. Neither party shall use any Trademark in a manner that may diminish or otherwise damage the other party’s goodwill in that Trademark. Each party shall promptly terminate any Trademark use upon notice by the other party, or upon termination or expiration of this Agreement. Nothing contained in this Agreement shall be deemed to grant any party any right, goodwill, title or interest in the Trademarks of the other party. Neither party shall register any Trademark (or any trademarks confusingly similar to any Trademark) of the other party and shall not challenge, directly or indirectly, the same.

(iii)

Assistance. Each party shall, upon reasonable request by the other party, provide any necessary assistance to perfect or enforce intellectual property protection for the Trademarks of the other party. Any expenses associated with such a request shall be paid by the party requesting assistance.

(c)

Suggestions. Reseller agrees that SFDC shall have a royalty-free, worldwide, perpetual license to use or incorporate into the Service any suggestions, ideas, enhancement requests, feedback, recommendations or other information provided by Reseller relating to the Service.

17.	General

(a)

Assignment. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, whether by operation of law or otherwise, to any third party without the other party’s prior written consent. This Agreement will bind and inure to the benefit of the parties’ successors and permitted assignees.

(b)

Force Majeure. If the performance of this Agreement or any obligation (other than payment obligations), is prevented or restricted by any condition beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, will be excused from such performance to the extent of such condition.

(c)

Governing Law; Venue. This Agreement shall be governed exclusively by the internal laws of the State of California, without regard to its conflicts of laws rules. The state and federal courts located in San Francisco County, California shall have exclusive jurisdiction to adjudicate any dispute arising out of or relating to this Agreement. Each party hereby consents to the exclusive jurisdiction of such courts. Each party also hereby waives any right to jury trial in connection with any action or litigation in any way arising out of or related to this Agreement.

(d)	Independent Contractors. The parties are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is created by this Agreement.

(e)

Notices. All required or permitted notices and consents must be in writing and sent to the addressee at the address set forth above, or such address as the parties may specify in writing from time to time, and must be delivered by personal delivery, facsimile or recognized overnight courier. Notices shall be deemed given upon delivery.

(f)

Severability. If any provision of this Agreement is adjudged invalid or unenforceable, the remaining provisions will continue in full force and effect, and the parties agree to replace the affected provision with a valid provision that most closely approximates its intent and economic effect.

(g)

No Waiver. No failure or delay by either party in exercising any right under this Agreement shall constitute a waiver of that right. Other than as expressly stated herein, the remedies provided herein are in addition to, and not exclusive of, any other remedies of a party at law or in equity.

(h)	Amendment. This Agreement may not be modified or amended except in a writing signed by both parties.

(i)

Complete Agreement. This Agreement reflects the complete and final agreement between the parties, and supersedes, integrates and replaces all prior and contemporaneous communications, negotiations and understandings, with respect to the subject matter hereof.

(j)	Conflicts. In the event of any conflict between the terms of this Agreement and the attached Exhibits, the terms of the Exhibits shall control.

(k)	Counterparts. This Agreement may be signed in counterparts, which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SALESFORCE.ORG		SALESFORCE.COM, INC

Signature:	/s/ Suzanne Dibianca	Signature:	/s/ David Schellhase

Print Name:	Suzanne Dibianca	Print Name:	David Schellhase

Title:	President	Title:	SVP & General Counsel

Date:	January 30, 2009	Date:	January 30, 2009